UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

Stronghold Digital Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 29th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 967-5294

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 19, 2021, Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc. and Cowen and Company, LLC, for themselves and as representatives of the other underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and the purchase by the Underwriters, of 7,690,400 shares of Common Stock at a price to the public of $19.00 per share, which includes the exercise in full by the Underwriters of their over-allotment option to purchase up to an additional 1,003,095 shares of Common Stock. The material terms of the Offering are described in the prospectus, dated October 19, 2021, (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 21, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-258188), initially filed by the Company on July 27, 2021 (as amended, the “Initial Registration Statement”), and a registration statement on Form S-1 (File No. 333-260366), filed by the Company on October 19, 2021 pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on October 22, 2021, and the Company received proceeds from the Offering of approximately $132.5 million (net of underwriting discounts, commissions and estimated offering expenses) from the sale of 7,690,400 shares of Common Stock. As described in the Prospectus, the Company contributed all of the net proceeds from the Offering to Stronghold Digital Mining Holdings LLC (“Stronghold LLC”) in exchange for Class A common units in Stronghold LLC (“Stronghold LLC Units”). Stronghold LLC will use such net proceeds for general corporate purposes, including for acquisitions of miners and power generating assets.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Third Amended and Restated Limited Liability Company Agreement of Stronghold LLC

On October 22, 2021, in connection with the Offering, the members of Stronghold LLC entered into the Third Amended and Restated Limited Liability Company Agreement (as amended and restated, the “Third Stronghold LLC Agreement”). The Company’s Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock converted into 12,184,994 shares of Common Stock on October 20, 2021. The Third Stronghold LLC Agreement included certain changes to reflect the corresponding conversion of preferred units of Stronghold LLC into Stronghold LLC Units and to reflect certain matters with respect to the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Third Stronghold LLC Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Incentive Plan

The information provided in Item 5.02 hereto under the heading “Omnibus Incentive Plan” is incorporated by reference into this Item 1.01. A copy of the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (the “LTIP”) is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On October 19, 2021, the Board of Directors of the Company (the “Board”) increased the size of the Board to five and appointed Sarah P. James, Thomas J. Pacchia, and Thomas R. Trowbridge, IV as members of the Board.

Biographical information for Sarah P. James, Thomas J. Pacchia, and Thomas R. Trowbridge, IV is set forth in the Prospectus under the caption “Management—Directors and Executive Officers” and is incorporated herein by reference.

As compensation for services to be provided as a member of the Board, Ms. James and Messrs. Pacchia and Trowbridge each received an initial equity grant of 10,000 stock options, and will receive (i) an annual retainer equal to $100,000, which will be paid in fully vested shares of our Common Stock on a quarterly basis in arrears, and (ii) reimbursement for travel expenses and other reasonable out-of-pocket expenses. In addition, once a non-employee director obtains exposure to our Common Stock of $500,000 or greater, a director may choose to receive the annual retainer in U.S. Dollars or any other currency (including Bitcoin) in lieu of shares of our Common Stock.

Ms. James and Messrs. Pacchia and Trowbridge will initially serve as members of the Board’s Audit Committee, with Ms. James serving as chair of the Audit Committee. Messrs. Pacchia and Trowbridge will serve on the Board’s Compensation Committee, with Mr. Trowbridge serving as the chair of the Compensation Committee. Messrs. Pacchia and Trowbridge will serve on the Board’s Nominating and Corporate Governance Committee, with Mr. Pacchia serving as the chair of the Nominating and Corporate Governance Committee.

Except as previously disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Ms. James and Messrs. Pacchia and Trowbridge and any other person pursuant to which she or he was selected as a director. Based upon information requested from and provided by each director concerning hers or his background, employment and affiliations, including family relationships, the Board determined that Ms. James and Messrs. Pacchia and Trowbridge, representing a majority of the directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which Ms. James and Messrs. Pacchia and Trowbridge have an interest requiring disclosure under Item 404(a) of Regulation S-K. As previously disclosed in the Registration Statement and the Prospectus, the Board determined that Ms. James does not satisfy the heightened independence standards applicable to the Audit Committee due to her anticipated position as the Chief Financial Officer of the Beard Energy Transition Acquisition Corp., of which Gregory Beard, the Chief Executive Officer of the Company, serves as the Chief Executive Officer, but the Board believes she should serve on the Audit Committee due to her extensive financial expertise and experience. The Company is relying upon the phase-in rules of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq rules with respect to the requirement that the Audit Committee be composed entirely of members of the Board who satisfy the standards of independence established for independent directors under the Nasdaq rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 of the Exchange Act, as determined by the Board. The Company expects that by the first anniversary of its listing on Nasdaq, its Audit Committee will comply with the applicable independence requirements.

Indemnification Agreements

On October 19, 2021, in connection with the Offering, the Company also entered into indemnification agreements with each of its directors and officers, including Ms. James and Messrs. Pacchia and Trowbridge (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, which are attached as Exhibits 10.3 through 10.9 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Omnibus Incentive Plan

On October 19, 2021, the Board adopted the LTIP for the benefit of employees, consultants and directors of the Company and its affiliates who perform services for the Company. The LTIP provides for potential grants of the following awards with respect to shares of the Company’s Common Stock, to the extent applicable: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) non-qualified stock options or any other form of stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units; (vi) stock awards; (vii) dividend equivalents; (viii) cash awards; and (ix) other stock-based awards and substitute awards (collectively referred to as “awards”).

The Compensation Committee of the Board shall oversee the LTIP pursuant to its terms and all applicable state, federal or other rules or laws, except in the event that the Board elects to administer the LTIP. The Board and its committee have the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash, shares or units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercise terms of an award, delegate duties under the LTIP and execute all other responsibilities permitted or required under the LTIP.

The maximum aggregate number of shares of the Company’s Common Stock that may be issued pursuant to awards under the LTIP shall not exceed 5,065,517 shares, which includes 4,752,000 shares initially reserved under the LTIP and 313,517 shares that remained available for issuance under the Stronghold Digital Mining, Inc. Amended and Restated 2021 Long Term Incentive Plan. The reserve pool is subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the LTIP. If the shares or units subject to any award are not issued or transferred, or cease to be issuable or transferable for any reason, including (but not exclusively) because shares or units are withheld or surrendered in payment of taxes or any exercise or purchase price relating to an award or because an award is forfeited, terminated, expires unexercised, is settled in cash or is otherwise terminated without a delivery of shares, those shares will again be available for issue, transfer or exercise pursuant to awards under the LTIP to the extent allowable by law. The LTIP also contains a provision that will increase the maximum aggregate number of shares by an additional number of shares on January 1 of each calendar year beginning in 2022, equal to the lesser of (i) 3% of the total number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year or (ii) such smaller number of shares as is determined by our Board.

The foregoing description is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Second Amended and Restated Certificate of Incorporation

The Company amended and restated its Certificate of Incorporation (the “Amended Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on October 21, 2021, and became effective on October 22, 2021. The Amended Certificate of Incorporation contained, among other things, a 2.88-for-1 stock split of the Company’s common stock (the “Stock Split”). The Stock Split was effected immediately prior to closing of the Offering, and each share of common stock held of record by the holder thereof was reclassified into approximately 2.88 shares of common stock. No fractional shares were issued. Pursuant to the
Second Amended and Restated Limited Liability Company Agreement (then in effect), each Stronghold LLC Unit was also split on a corresponding 2.88-for-1 basis, such that there are an equivalent number of Stronghold LLC Units outstanding as the aggregate number of shares of Common Stock and Class V common stock outstanding following the Stock Split. Following the Stock Split and the conversion of the Series A Preferred Stock and Series B Preferred Stock, the authorized capital stock of the Company consists of 238,000,000 shares of Common Stock, of which 18,208,019 shares are issued and outstanding, 50,000,000 shares of Class V common stock, of which 27,057,600 shares are issued and outstanding, and 50,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are issued and outstanding.

  A description of the Amended Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On October 22, 2021, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 7.01Regulation FD Disclosure.

On October 19, 2021, Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On October 22, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, are being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
1.1¥	Underwriting Agreement, dated as of October 19, 2021, by and among Stronghold Digital Mining, Inc., B. Riley Securities, Inc. and Cowen and Company, LLC.

3.1

Second Amended and Restated Certificate of Incorporation of Stronghold Digital Mining, Inc., as filed with the Secretary of State of the State of Delaware on October 21, 2021, and effective as of October 22, 2021.

3.2	Amended and Restated Bylaws of Stronghold Digital Mining, Inc., effective as of October 22, 2021.

10.1¥	Third Amended and Restated Limited Liability Company Agreement of Stronghold Digital Mining Holdings LLC, dated as of October 22, 2021.

10.2	Stronghold Digital Mining, Inc. Omnibus Incentive Plan, dated as of October 19, 2021.

10.3	Indemnification Agreement (Gregory A. Beard).

10.4	Indemnification Agreement (William B. Spence).

10.5	Indemnification Agreement (Sarah P. James).

10.6	Indemnification Agreement (Thomas J. Pacchia).

10.7	Indemnification Agreement (Thomas R. Trowbridge, IV).

10.8	Indemnification Agreement (Ricardo R. A. Larroudé).

10.9	Indemnification Agreement (Richard J. Shaffer).

99.1*	Press Release, dated as of October 19, 2021.

99.2*	Press Release, dated as of October 22, 2021.

*	Furnished herewith.
¥

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer and Co-Chairman

Date: October 25, 2021